EXHIBIT 4.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL IS SATISFACTORY TO THE COMPANY, THAT THE NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.

                                                  nSTOR TECHNOLOGIES, INC.
                                                           (a Delaware corporation)

                                                     8% Convertible Promissory Note

Amount: $150,000                                                                               Dated: September 11, 2003
                                                                                                            Carlsbad, California

             nSTOR TECHNOLOGIES, INC. ("Company"), for value received, hereby promises to pay to Alan Miller or to the order or to such persons as he may designate from time to time ("Holder") in lawful money of the United States of America: (i) upon the Holder's presentation and surrender of this 8% Convertible Promissory Note ("Note") at  the principal office of the Company, the principal sum of One Hundred Fifty Thousand Dollars ($150,000) on September 30, 2004, 10:00 a.m., local time (“Maturity”) and (ii) interest on the amount outstanding at the rate of eight percent (8%) per annum, payable monthly on the tenth day of each month, commencing October 10, 2003, for interest accrued through the last day of the month preceding said payment.  Payment of this Note shall be subject to conversion as provided in Section 1 hereof and to the terms and conditions of this Note.

             At the option of the Company, any payment by the Company required hereunder may be made by check mailed to the Holder at the last address for the Holder appearing on the records of the Company.  This Note may be prepaid, in whole or part without penalty, at any time after the date hereof, provided that,the Company must provide Holder with at least ten (10) days prior written notice of its intention to prepay the Note to allow Holder an opportunity to convert this Note pursuant to Section 1 below.

             1.         Conversion.

                         a.         Right to Convert.  Holder shall be entitled, at any time commencing two (2) days after the later of the dates of issuance of public announcements concerning OEM arrangements with (a) Fujitsu or (b) Gateway (the “Initial Conversion Date”) until the principal amount of this Note and any accrued and unpaid interest are repaid in full, to convert all or a portion of the then outstanding principal amount of this Note, and/or any accrued and unpaid interest, into shares of common stock, par value $.05 per share, of the Company (the "nStor Common Stock") at a per share conversion price equal to the average of the high and low sale prices of the Common Stock on the American Stock Exchange on the Initial Conversion Date or, if trading does not occur on the Initial Conversion Date, the average of the high and low sale prices on the next preceding date on which the Common Stock was traded ("nStor Conversion Price").  The number of shares to be issued upon such conversion (the "Shares") shall equal (x) the principal amount of this Note to be converted pursuant to this Section 1 plus any accrued and unpaid interest on such amount through the Date of Conversion (as defined in section 1e below) divided by (y) the nStor Conversion Price.  Any conversion of all or part of the principal amount of this Note and/or any accrued but unpaid interest shall not extinguish the Holder's otherwise valid contractual right to any remaining principal and any unpaid interest not so converted.

                         b.         Stock Reclassifications; Stock Splits, Combinations and Dividends.  If thenStor Common Stock issuable upon the conversion of this Note shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the Holder, shall have the right thereafter to convert all or any portion of this Note into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which Holder would have received had this Note been converted immediately prior to such capital reorganization, reclassification or other change.

                         c.         Capital Reorganization, Merger or Sale of Assets.  If at any time or from time to time there shall be a capital reorganization of the nStor Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 1b. above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as-converted basis) is sold or assigned (any of which events is herein referred to as a “Reorganization”), then as a part of such Reorganization, provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which Holder would have been entitled if the Holder had converted such portion of this Note immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection with respect to the rights of Holder after the Reorganization, to the end that the provisions of this subsection  (including adjustment of the number of shares issuable upon conversion of this Note) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                         d.         Exercise of Conversion Right.  In order to exercise the conversion privilege in Section 1a above, Holder shall deliver the attached Notice of Conversion (which must be fully completed and executed) during regular business hours to the Company at the office of the Company.  Promptly upon receipt of the Notice of Conversion, Holder shall surrender for conversion this Note, accompanied by the attached Assignment Form, unless the Shares are to be issued in the same name as Holder.  As promptly as practicable after the surrender of this Note, the Company shall deliver or cause to be delivered to Holder, at the last address for Holder appearing on the records of the Company or to such other address as may be set forth by Holder in a Notice of Conversion, a certificate(s) for the number of fully paid and non-assessable shares of nStor Common Stock issuable upon conversion of this Note.

                         e.         Date of Conversion.  Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Notice of Conversion is received by the Company along with this originally executed Note (the "Date of Conversion").  On the Date of Conversion, the rights of Holder hereunder shall cease and the person(s) in whose name(s) any certificate(s) for shares of nStor Common Stock shall have been issued upon conversion ("Certificate Holders") shall be deemed to have become Holder(s) of record of the shares represented thereby.  Notwithstanding, if the stock transfer books of the Company shall be closed on the Date of Conversion, Certificate Holders shall be deemed to have become shareholder(s) of record on the next succeeding day on which the Company's stock transfer books are open.

                         f.          Legend.  Certificates evidencing the shares of nStor Common Stock issued upon conversion of this Note shall bear a legend (to the extent applicable) similar to the legend on the face of this Note.

                         g.         Fractional Shares.  No fractional shares of nStor Common Stock shall be issued upon conversion of this Note.  In the event that the principal amount and interest to be converted would result in the issuance of a fractional share of nStor Common Stock, such fractional shares, on an aggregate basis, shall be disregarded and the number of shares of nStor Common Stock issuable upon conversion shall be, on an aggregate basis, the next higher number of whole shares.

                         h.         Taxes.  The issuance of a certificate(s) for the shares of nStor Common Stock shall be made without charge to Holder for any documentary tax (other than Federal or state taxes, if appropriate), expense or related cost in respect to the issuance of such certificate(s).

                         i.          Partial Conversion.  Upon partial conversion of this Note, the Company shall execute and deliver to Holder a substitute Note representing the outstanding principal amount of this Note not converted and containing substantially the same terms as this Note.

                         j.          Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of nStor Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of nStor Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of the outstanding principal amount of this Note, and if at any time the number of authorized but unissued shares of nStor Common Stock shall not be sufficient to effect the conversion of all of the then outstanding principal amount of this Note, the Company shall use its best efforts to take such action as may be necessary to increase its authorized but unissued shares of nStor Common Stock to such number of shares as shall be sufficient for such purposes.

             2.         No Avoidance.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, nor shall the Holder, by any action, avoid or seek to avoid the performance of any of the provisions of this Note.

             3.         Application of Payments.  All payments received shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest then due, then to principal, except that, after the occurrence and during the continuation of an Event of Default pursuant to Section 5 of this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect.

             4.         No Waiver.  The acceptance by Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay.  The acceptance by Holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of Holder's right to require full payment when due of all future or succeeding installments.

             5.         Events of Default.  In the event that the Company: (i) fails to make any payment of principal or interest hereunder when due and such default shall continue for thirty (30) days after written notice thereof has been delivered to the Company; (ii) files a petition or is subject to proceedings for protection under any bankruptcy, receivership, reorganization or insolvency laws; (iii) makes a general assignment of all or substantially all of its assets for the benefit of its creditors; (iv) has a trustee or receiver appointed for the Company, its assets or a substantial portion of its assets; (v) is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt; or (vi) fails to observe any of the covenants or agreements on the part of the Company contained in this Note continuing (without being waived or cured) for a period of thirty (30) days after receipt from Holder of written notice of such failure (unless the issue of whether such failure has been cured is being contested in good faith by the Company); then the Holder may, by written notice to the Company, declare the outstanding principal amount of this Note to be immediately due and payable, whereupon the outstanding principal amount hereof along with any accrued but unpaid interest shall become and be immediately due and payable without presentment, demand, protest or notice of any kind and the Holder shall have all rights and remedies provided under this Note.

             6.         Transferability.  This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities law and may not be pledged, sold, assigned or transferred until a registration statement with respect thereto is effective under the Act and any applicable state securities law, or the Company receives an opinion of counsel to the Holder, which counsel is satisfactory to the Company, that the Note may be pledged, sold, assigned or transferred without an effective registration statement under the Act or applicable state securities law.

             7.         Registration.

                         a.         The Holder, by his acceptance of this Note, acknowledges that he is aware that this Note has not been registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction.

                         b.         The Holder warrants and represents to the Company that he has acquired this Note for investment and not with a view to, or for sale in connection with, any distribution of this Note or with any intention of distributing or selling this Note.

             8.         Severability.  In case any provision of this Note is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             9.         Choice of Law; Venue and Jurisdiction; Legal Proceedings.  This Note shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of law principles, and the sole jurisdiction and venue for any claim, suit, or proceeding brought in connection with this Note shall be Palm Beach County, Florida.  In any suit, action or proceeding arising out of or in connection with this Note, the prevailing party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such party in connection therewith.

             10.       Business Day.  If any interest payment date or the Maturity date under this Note shall not be a business day in the State of California, payment may be made on the next succeeding day that is a business day in the State of California, and shall be deemed hereunder as made on such interest payment date or maturity date, notwithstanding any other provisions contained in this Note.

             11.       Notices.  Unless otherwise provided herein, all demands, notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed first class, postage-paid, addressed (i) if to the Company, to the Company's business office in the State of California, and (ii) if to the Holder, at the last address for the Holder listed on the records of the Company.

             12.       Modification.  This Note represents the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all other prior agreements between the parties.  The terms and provisions of this Note cannot be modified or amended orally or by course of dealing or conduct, or in any other manner, except in a writing signed by the party against whom enforcement is sought.

             13.       Binding Effect.  This Note shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.

             14.       Compliance With Law.  It is the responsibility of the Holder to ensure that all payments received by the Holder comply with all tax, securities and other applicable laws, rules, and regulations of all applicable authorities, and to provide the Company with any written consents or other documents necessary for compliance with such laws, rules and regulations.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer and its corporate seal to be affixed hereto, as of this 11th day of September, 2003.

                                                                         nSTOR TECHNOLOGIES, INC.,
                                                                         a Delaware corporation

                                                                         By: /s/ Jack Jaiven
                                                                         Name Jack Jaiven
                                                                         Its: Vice President/Treasurer

NOTICE OF CONVERSION

To:       nSTOR TECHNOLOGIES, INC.

The undersigned, Holder of the attached Note issued to Alan Miller, hereby exercises the option to convert the principal amount of this Note, or portion thereof, and/or any accrued and unpaid interest thereon, below designated, for shares of the Common Stock of nStor Technologies, Inc. in accordance with the terms of the attached Note.  The shares deliverable upon this conversion (and any Note representing any nonconverted amount hereof) shall be issued and delivered to ________________.

Dated: __________, 200_

                                                                         HOLDER

                                                                         _____________________________

                                                                         Principal amount to be converted
                                                                         $____________

                                                                         Accrued but unpaid interest to
                                                                         be converted $____________

                                                                         Conversion Price (if and as adjusted)
                                                                         $_______  per share

                                                                         Number of shares of Common Stock to be issued
                                                                         ____________

                                                                 ASSIGNMENT

To be executed by the registered holder to effect a permitted transfer of the within Note.  Capitalized terms have the same meanings ascribed to them in the within Note.

FOR VALUE RECEIVED                                                 ("Assignor") hereby sells, assigns and transfers this Note unto

                                                ("Assignee")
(Name)

(Address)

and does irrevocably constitute and appoint _____________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date:                                                                 Assignor:

                                                                         By:
                                                                         Its:

                                                                         Signature: